Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

OUTFRONT Media Inc.
Outfront Media Capital LLC
Outfront Media Capital Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities of OUTFRONT Media Inc.	457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Debt Securities of Outfront Media Capital LLC and Outfront Media Capital Corporation	457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Guarantee of Debt Securities of OUTFRONT Media Inc. (3)	457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Guarantee of Debt Securities of Outfront Media Capital LLC and Outfront Media Capital Corporation (3)	457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Preferred Stock, $0.01 par value per share of OUTFRONT Media Inc.	457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Common Stock, $0.01 par value per share of OUTFRONT Media Inc.	457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Warrants of OUTFRONT Media Inc.	457(r)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices and as may from time to time be issued upon conversion, redemption, exchange, exercise or settlement of other securities registered hereunder, including under any applicable anti-dilution provision.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees.

(3)	Pursuant to Rule 457(n), no separate registration fee will be paid in respect of any such guarantees.

The Company is filing this registration statement to replace its registration statement (No. 333-230366).  In accordance with Rule 415(a)(6), effectiveness of this registration statement will be deemed to terminate such registration statement.